Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

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August 10, 2026
Aura Consolidated Group, Inc.
250 Northern Avenue, Suite 300
Boston, Massachusetts 02210
Re:  Aura Consolidated Group, Inc. Registration Statement on Form S-1
To the addressee set forth above:
We have acted as special counsel to Aura Consolidated Group, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale of (i) up to 49,010,224 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), including shares of Common Stock underlying certain of the Company’s CHESS Depositary Interests (“CDIs”) (the “CDI Shares”), (ii) 90,877,474 shares of Common Stock, converted from all of the outstanding shares of the Company’s preferred stock, par value $0.0001 per share (the “Converted Preferred Shares” and, together with the CDI Shares, the “Selling Stockholder Shares”), and (iii) 3,390,210 shares of Common Stock (the “Warrant Shares” and, together with the Selling Stockholder Shares, the “Shares”) issuable upon the exercise of warrants previously issued (such warrants, “Warrants”) to certain of the selling securityholders of the Company (“Warrant Holders”), in each case, to be resold from time to time by certain securityholders of the Company. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon

August 10, 2026

certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
2.When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the applicable Warrant Holder and have been issued by the Company in the circumstances contemplated by and pursuant to the Warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Third Amended and Restated Certificate of Incorporation.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Sincerely,
/s/ Latham & Watkins LLP
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